Exhibit 5.4

File No.                .1

August 25, 2020

TreeHouse Foods, Inc.

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

Re: Missouri Legal Opinion for Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special local counsel with respect to the laws of the State of Missouri to TreeHouse Foods, Inc., a Delaware corporation (the “Issuer”), and its Missouri subsidiary, TreeHouse Private Brands, Inc. (the “Missouri Guarantor”) in connection with the filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), of a short form Registration Statement on Form S-3 filed with the SEC on the date hereof (the “Registration Statement”) relating to the offering by the Issuer, from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of common stock of the Issuer; preferred stock of the Issuer; debt securities of the Issuer (“Debt Securities”); warrants to purchase Debt Securities, common stock, or preferred stock of the Issuer; subscription rights to purchase Debt Securities or equity securities of the Issuer; stock purchase contracts to purchase equity securities of the Issuer or stock purchase units with respect to securities of the Issuer and third parties; and guarantees of Debt Securities (“Guarantees”) by certain subsidiaries of the Issuer (including the Missouri Guarantor) to be issued pursuant to and as set forth in Article Thirteen of the Indenture, substantially in the form filed as Exhibit 4.4 to the Registration Statement (as such indenture may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Debt Securities) (the “Senior Indenture”), or Article Thirteen of the Subordinated Indenture, substantially in the form filed as Exhibit 4.5 to the Registration Statement (as such indenture may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Debt Securities) (the “Subordinated Indenture”), as the case may be.

In connection with this opinion, we have examined the following documents:

i. the forms of the Senior Indenture and the Subordinated Indenture (each, an “Indenture” and, collectively, the “Indentures”);

ii. the Registration Statement, including the Prospectus;

iii. photocopies of the articles of incorporation and bylaws of the Missouri Guarantor as amended or amended and restated from time to time, certified as being complete, true and correct by the secretary of the Missouri Guarantor (collectively, the “Organizational Documents”);

iv. a certificate issued by the Missouri Secretary of State, dated August 21, 2020, relating to the good standing of the Missouri Guarantor in the State of Missouri; and

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TreeHouse Foods, Inc.

v. originals or copies of such other corporate documents and records of the Missouri Guarantor and certificates of officers of the Missouri Guarantor as we have deemed necessary as a basis for the opinions expressed herein.

In such examination, we have assumed the genuineness of all signatures, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies of originals and the authenticity of the originals of such copies. As to all factual matters material to the opinions expressed herein, we have (with your permission and without any investigation or independent verification) relied upon, and assumed the accuracy and completeness of, such certificates and corporate documents and records and the statements of fact and representations and warranties contained in the documents and instruments examined by us.

Based solely upon the foregoing and subject to the assumptions, comments, qualifications and other matters set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indentures and the Guarantees, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

1. The Missouri Guarantor is validly existing under the laws of the State of Missouri.

2. The execution and delivery by the Missouri Guarantor of the Guarantees and the consummation by the Missouri Guarantor of its obligations thereunder are within the Missouri Guarantor’s power and authority.

In rendering this opinion we have made no examination of and express no opinion with respect to (i) the characterization of the Debt Securities or the Guarantees under tax laws and regulations or the tax liabilities of the parties with respect thereto, (ii) matters of anti-trust laws, (iii) matters relating to the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and similar matters of local law, and judicial decisions to the extent that they deal with any of the foregoing, (iv) matters of securities laws, including, without limitation, any blue sky laws, (v) compliance with applicable antifraud statutes, rules or regulations, (vi) matters of anti-money laundering laws, or (vii) insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), pension, employee benefit, environmental, intellectual property, banking, insurance, labor, health or safety laws, as well as the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations thereunder. Without limiting the foregoing, no opinion is expressed herein with respect to (a) the qualification of the Debt Securities or the Guarantees under the securities or blue sky laws of any federal, state or any foreign jurisdiction, or (b) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Under Section 351.385(7) of the Missouri Revised Statutes (“RSMo.”), a Missouri corporation has the power “[t]o make contracts and guarantees . . . .” Section 7 of Article 11 of the Missouri Constitution, however, states: “No corporation shall issue stock, or bonds or other obligations for the payment of money, except for money paid, labor done or property actually received; and all fictitious issues or increases of stock or indebtedness shall be void; provided, that no such issue or increase made for valid bona fide

TreeHouse Foods, Inc.

antecedent debts shall be deemed fictitious or void.” RSMo. § 351.160.1 contains identical language. We are unaware of any published opinions interpreting the effect of the language of the Missouri Constitution or RSMo. § 351.160.1 on a guarantee given by a Missouri corporation. Consequently, our opinion is qualified to the degree that the Law of the State restricts the Missouri Guarantor’s power and authority to grant the Guarantees provided for in the Indentures or to perform its obligations thereunder.

The opinions expressed herein are limited to the substantive laws of the State of Missouri. The opinions expressed herein with respect to the existence of the Missouri Guarantor in the State of Missouri are based solely upon the certificates of good standing reviewed by us.

We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm under the caption “Validity of the Securities” in the Prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter. The opinions expressed herein are rendered as of the date hereof and are subject to, and may be limited by, future changes in factual matters, including, without limitation, amendments to the Organizational Documents after the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in factual matters or applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,

/s/ SPENCER FANE LLP